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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                 JANUARY 8, 2001


                                 MAIL.COM, INC.
             (Exact name of registrant as specified in its charter)


               DELAWARE                                000-26371                             13-3787073
    (State or other jurisdiction of            (Commission File Number)                   (I.R.S. Employer
            incorporation)                                                              Identification No.)


                             11 BROADWAY, 6TH FLOOR
                               NEW YORK, NY 10004
                    (Address of principal executive offices)



Registrant's telephone number, including area code                (212) 425-4200



                                       N/A
           Former Name or Former Address, if Changed Since Last Report
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ITEM 5.  OTHER EVENTS

         Mail.com, Inc. ("Mail.com") completed on January 8, 2001 the issuance of $10 million principal amount of 10% Senior Convertible Notes due January 8, 2006 (the "Notes") to Federal Partners, L.P. and certain accounts managed by Zesiger Capital Group LLC. The Notes are joint and several obligations of Mail.com and its subsidiaries Mail.com Business Messaging Services, Inc. and The Allegro Group, Inc. (collectively, the "Companies").

         The Notes bear interest semi-annually at the rate of 10% per annum. One half of each interest payment is payable in cash and one half is payable in shares of Mail.com Class A common stock, par value $.01 per share ("Class A common stock"), until 18 months after the closing date of the financing. Thereafter, one half of each interest payment may be paid in shares of Class A common stock at the option of the Companies. For purposes of determining the number of shares issuable upon payment of interest in shares of Class A common stock, such shares will be deemed to have a value equal to the applicable conversion price at the time of payment.

         Each of the Notes is convertible at any time at the option of the holder into Class A common stock at an initial conversion price equal to $1.00 per share. The conversion price is subject to anti-dilution adjustments.

         The Companies may, at their option, prepay the Notes, in whole or in part, at any time (i) on or after the third anniversary of the closing date of the financing, (ii) if the closing price of the Class A common stock on the NASDAQ stock market, or other securities market on which the Class A common stock is then traded, is at or above $5.00 per share (such amount to be appropriately adjusted in the event of a stock split, stock dividend, stock combination or recapitalization or similar event having a similar effect) for 30 consecutive trading days or (iii) Mail.com desires to effect a merger, consolidation or sale of all or substantially all of its assets in a manner that is prohibited by the Note Purchase Agreement between Mail.com and the initial purchasers of the Notes (the "Note Purchase Agreement") and the holders of the Notes fail to consent to a waiver of such prohibition to permit such merger, consolidation or sale.

         The Companies are required under the Note Purchase Agreement, upon the closing of the event giving rise to such prepayment, to prepay in whole or in part any or all Notes for which the Companies have received written notice from any holder of Notes that elects to be prepaid upon such event if either of the following conditions shall occur (each, a "Mandatory Prepayment"); provided that, in the case of clause (ii) below, such Mandatory Prepayment shall not exceed the amount of net proceeds received by Mail.com in connection with such event: (i) the lenders of any of the additional $40 million of indebtedness permitted to be incurred as provided by the Note Purchase Agreement (excluding the $15 million of Notes permitted to be incurred under the Note Purchase Agreement) require a security interest in, or the release of the holders' security interest in, the shares of India.com, Inc. that are pledged to secure the Notes and any of such holders elect to be prepaid upon the consummation of such financing, in which case the proceeds of such financing shall be applied to the repayment of the Notes the holders of which have so elected to be prepaid, or (ii) Mail.com decides to sell the shares of India.com, Inc. pledged to the holders of the Notes and any of such holders elect to be prepaid upon the consummation of such sale, in which case the net proceeds of such sale received by Mail.com shall be applied to the repayment of the Notes so electing to be prepaid. To the extent such net proceeds consist of securities or property other than cash, such net proceeds shall be held in pledge under the Pledge Agreement until converted into cash or released to Mail.com in accordance with the terms of the


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Pledge Agreement and upon such conversion into cash shall be applied to such prepayment as aforesaid unless so released to Mail.com prior thereto.

         The Note Purchase Agreement contains certain customary covenants and events of default, including certain limitations on the ability of the Companies to incur additional indebtedness and additional liens on its assets.

         The Notes are secured by a pledge of Mail.com's and its wholly-owned subsidiary World.com, Inc.'s share interest in its majority owned subsidiary India.com, Inc. The security interest will be released, among other circumstances, (i) upon repayment of the Notes and accrued interest thereon,
(ii) upon a sale, transfer or other disposition of the shares as permitted under the Note Purchase Agreement and the prepayment of Notes as become subject to prepayment in accordance with the Note Purchase Agreement, or (iii) if Mail.com raises at least $35 million in cash proceeds from the sale of assets (including the pledged shares) or from the issuance of certain additional debt or equity financings on or before April 30, 2001.

         Mail.com granted shelf and piggyback resale registration rights to the holders of the Notes with respect to the shares of Class A common stock issuable upon conversion of the Notes or in payment of interest on the Notes pursuant to a Registration Rights Agreement.

         The net proceeds of the issuance of the Notes will be used for working capital and other general corporate purposes.

         In connection with the issuance of the Notes, Mail.com granted to Federal Partners, L.P. the right to designate one director to the Board of Directors for so long as Federal Partners and certain other parties associated with it own a specified number of shares of Class A common stock on a fully diluted basis (the "Designation Agreement"). Pursuant to the Designation Agreement, the Board of Directors appointed Stephen M. Duff as a director of Mail.com effective upon the closing of the financing.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


         Exhibit 99.1      Note Purchase Agreement dated as of January 8,
                           2001, by and among Mail.com, Inc., Mail.com Business Messaging Services, Inc., The Allegro Group, Inc. and the purchasers listed therein.*

         Exhibit 99.2 Pledge Agreement dated as of January 8, 2001, by and among Mail.com, Inc. and World.com, Inc. as pledgors, the holders of Notes listed therein and The Clark Estates, Inc. as collateral agent on behalf of the holders of Notes.

         Exhibit 99.3 Registration Rights Agreement dated as of January 8, 2001, by and among Mail.com, Inc. and the holders of Notes listed therein.

         Exhibit 99.4 Designation Letter dated January 8, 2001 from Mail.com, Inc. to Federal Partners, L.P.


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* Disclosure schedules and other attachments to the Note Purchase Agreement are omitted, but will be furnished supplementally to the Commission upon request.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 10, 2001


                                                MAIL.COM, INC.



                                                By:      /s/ Thomas Murawski
                                                         -----------------------
                                                         Thomas Murawski
                                                         Chief Executive Officer


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                                  EXHIBIT INDEX


         Exhibit 99.1      Note Purchase Agreement dated as of January 8,
                           2001, by and among Mail.com, Inc., Mail.com Business Messaging Services, Inc., The Allegro Group, Inc. and the purchasers listed therein.*

         Exhibit 99.2 Pledge Agreement dated as of January 8, 2001, by and among Mail.com, Inc. and World.com, Inc. as pledgors, the holders of Notes listed therein and The Clark Estates, Inc. as collateral agent on behalf of the holders of Notes.

         Exhibit 99.3 Registration Rights Agreement dated as of January 8, 2001, by and among Mail.com, Inc. and the holders of Notes listed therein.

         Exhibit 99.4 Designation Letter dated January 8, 2001 from Mail.com, Inc. to Federal Partners, L.P.

* Disclosure schedules and other attachments to the Note Purchase Agreement are omitted, but will be furnished supplementally to the Commission upon request.


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